                                                                     Exhibit 3.2



                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            APROPOS TECHNOLOGY, INC.

                           (AN ILLINOIS CORPORATION)
                         (adopted on January 20, 2000)

                               TABLE OF CONTENTS

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ARTICLE 1  OFFICES.........................................................   1
     Section 1.1   PRINCIPAL OFFICE........................................   1
     Section 1.2   REGISTERED OFFICE.......................................   1
ARTICLE 2  MEETINGS OF SHAREHOLDERS........................................   1
     Section 2.1   PLACE OF MEETINGS.......................................   1
     Section 2.2   ANNUAL MEETINGS.........................................   1
     Section 2.3   SPECIAL MEETINGS........................................   1
     Section 2.4   NOTICE OF MEETINGS......................................   1
     Section 2.5   WAIVER OF NOTICE........................................   2
     Section 2.6   CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE.....   2
     Section 2.7   VOTING LISTS............................................   2
     Section 2.8   QUORUM..................................................   3
     Section 2.9   MANNER OF ACTING........................................   3
     Section 2.10  PROXIES.................................................   3
     Section 2.11  VOTING OF SHARES BY CERTAIN HOLDERS.....................   3
     Section 2.12  NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS..........   4
     Section 2.13  INSPECTORS OF ELECTION..................................   6
ARTICLE 3  DIRECTORS......................................................    6
     Section 3.1   GENERAL POWERS..........................................   6
     Section 3.2   NUMBER, TENURE AND QUALIFICATIONS.......................   6
     Section 3.3   REGULAR MEETINGS........................................   6
     Section 3.4   SPECIAL MEETINGS........................................   6
     Section 3.5   NOTICE..................................................   7
     Section 3.6   QUORUM..................................................   7
     Section 3.7   MANNER OF ACTING........................................   7
     Section 3.8   VACANCIES...............................................   7
     Section 3.9   RESIGNATION.............................................   8
     Section 3.10  COMPENSATION............................................   8
     Section 3.11  PRESUMPTION OF ASSENT...................................   8
     Section 3.12  COMMITTEES..............................................   8
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     Section 3.13  REMOVAL OF DIRECTORS....................................   9
     Section 3.14  INFORMAL ACTION BY DIRECTORS............................   9
     Section 3.15  RELIANCE ON BOOKS.......................................  10
ARTICLE 4  OFFICERS........................................................  10
     Section 4.1   NUMBER..................................................  10
     Section 4.2   ELECTION AND TERM OF OFFICE.............................  10
     Section 4.3   REMOVAL.................................................  10
     Section 4.4   VACANCIES...............................................  10
     Section 4.5   CHAIRMAN OF THE BOARD OF DIRECTORS......................  10
     Section 4.6   THE CHIEF EXECUTIVE OFFICER.............................  10
     Section 4.7.  PRESIDENT...............................................  11
     Section 4.8   CHIEF FINANCIAL OFFICER.................................  11
     Section 4.9   VICE PRESIDENTS.........................................  11
     Section 4.10  TREASURER...............................................  11
     Section 4.11  SECRETARY...............................................  11
     Section 4.12  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES..........  12
     Section 4.13  SALARIES................................................  12
ARTICLE 5  SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES..........  12
     Section 5.1   REGULATION..............................................  12
     Section 5.2   CERTIFICATES FOR SHARES.................................  12
     Section 5.3   CANCELLATION OF CERTIFICATES............................  13
     Section 5.4   LOST, STOLEN OR DESTROYED CERTIFICATES..................  13
     Section 5.5   TRANSFER OF SHARES......................................  13
     Section 5.6   FACSIMILE SIGNATURE.....................................  13
ARTICLE 6  CONTRACTS.......................................................  13
ARTICLE 7  FISCAL YEAR.....................................................  14
ARTICLE 8  DIVIDENDS.......................................................  14
ARTICLE 9  SEAL............................................................  14
ARTICLE 10  INDEMNIFICATION................................................  14
     Section 10.1  ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION  14

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     Section 10.2  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION...........  14
     Section 10.3  AUTHORIZATION OF INDEMNIFICATION........................  15
     Section 10.4  PAYMENT OF EXPENSES IN ADVANCE..........................  15
     Section 10.5  SUCCESSFUL DEFENSES.....................................  15
     Section 10.6  PROVISIONS NOT EXCLUSIVE................................  15
     Section 10.7  INSURANCE...............................................  16
     Section 10.8  NOTICE TO SHAREHOLDERS..................................  16
     Section 10.9  DEFINITIONS.............................................  16
     Section 10.11 CONTINUATION OF RIGHTS..................................  16
     Section 10.12 PAYMENTS A BUSINESS EXPENSE.............................  16
ARTICLE 11  AMENDMENTS.....................................................  17
ARTICLE 12  VOTING SHARES OF INTERESTS IN OTHER CORPORATIONS...............  17


                          AMENDED AND RESTATED BY-LAWS
                          ----------------------------

                                       OF
                                       --

                            APROPOS TECHNOLOGY, INC.
                            ------------------------

                                   ARTICLE 1


                                    OFFICES

          Section 1.1 PRINCIPAL OFFICE. The principal office of the corporation shall be located at One Tower Lane, Oakbrook Terrace, Illinois, and the corporation may have and maintain such other business office or offices, either within or without the State of Illinois, as it may require from time to time.

          Section 1.2 REGISTERED OFFICE. The registered office of the corporation required by The Business Corporation Act of Illinois, as amended (the "Act") to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE 2


                            MEETINGS OF SHAREHOLDERS

          Section 2.1 PLACE OF MEETINGS. All meetings of the shareholders may be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof. If no designation is made, the place of meeting shall be the principal office of the corporation.

          Section 2.2 ANNUAL MEETINGS. An annual meeting of the shareholders, commencing in 2001, shall be held each year within 180 days after the close of the immediately preceding fiscal year of the corporation, at such time and place as shall be designated by the Board of Directors.

          Section 2.3 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Act, the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") or these Amended and Restated By-laws (the "By-laws"), may only be called by the President, the Chief Executive Officer or the Board of Directors. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice to the shareholders of the meeting and to matters incidental or germane thereto.

          Section 2.4 NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or in a case involving a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days) nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, Chief Executive Officer, President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid.

          Section 2.5 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Act or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

          Section 2.6 CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period, but not to exceed, in any case, sixty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days (or in a case involving a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, at least twenty days) immediately preceding the meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days (or in a case involving a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days) immediately preceding such meeting. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment of the meeting.

          Section 2.7 VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders, or ten days before each such meeting, whichever is earlier, a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

          Section 2.8 QUORUM. Unless otherwise provided in the Act or Articles of Incorporation, a majority of votes of the shares, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders, but in no event shall a quorum consist of less than one-third of the votes of the shares entitled so to vote. If, however, such quorum shall not be present or represented by proxy at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, the Chairman of the Board, the Chief Executive Officer or the President, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          Section 2.9 MANNER OF ACTING. If a quorum is present, the affirmative vote of a majority of the votes of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Act or the Articles of Incorporation.

          Section 2.10 PROXIES. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by delivering a valid appointment form to the person so appointed or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the shareholder to receive the transmission. Without limiting the manner in which a shareholder may appoint such a proxy pursuant to these Bylaws, the following shall constitute valid means by which a shareholder may make such an appointment:

          (1) A shareholder may sign a proxy appointment form. The shareholder's signature may be affixed by any reasonable means, including, but not limited to, by facsimile signature.

          (2) A shareholder may transmit or authorize the transmission of a telegram, cablegram, or other means of electronic transmission; provided that any such transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If it is determined that the telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

     Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided, that the copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Each proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided by law. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

          Section 2.11 VOTING OF SHARES BY CERTAIN HOLDERS. (a) Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or as an officer authorized to vote such shares. Such persons and officers indicated shall be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 2.7.

          (b) Shares registered in the name of a deceased person, a minor ward or person under legal disability may be voted by his or her administrator, executor, or court-appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, or court-appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

          (c) Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name, if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

          (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (e) Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

          Section 2.12  NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

          (a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) by or at the direction of the Board of Directors of (B) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

          (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (B) of paragraph (a)(1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 110th day, prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the 10th day following the day on which public announcement (as hereinafter defined) of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election of such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 110th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

          (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

          Section 2.13 INSPECTORS OF ELECTION. The Board of Directors, in advance of any meeting of shareholders, may appoint one or more persons as inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person acting as chairman at any such meeting may, and on the request of any shareholder shall, make such appointment. In case any person appointed as inspector shall fail to appear or to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the officer or person acting as chairman.

          The inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

          Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                                   ARTICLE 3


                                   DIRECTORS

          Section 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

          Section 3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of directors which shall constitute the whole Board of the corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors but in no event shall the number of Directors of the corporation be less than 6 nor more than 9. Directors need not be residents of the State of Illinois nor shareholders of the corporation.

          The Board of Directors shall be divided into three classes in the manner provided by the Articles of Incorporation.

          Section 3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-law, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings in which case no other notice need be given.

          Section 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or any three directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors.

          Section 3.5 NOTICE. Written notice of any special meeting of directors shall be given as follows:

          (a) By mail to each director at his business address at least three days prior to the meeting; or

          (b) By personal delivery, telegram or facsimile to each director at his business address at least 24 hours prior to the meeting, or in the event such notice is given on a Saturday, Sunday or holiday, to each director at his residence address at least 24 hours prior to the meeting.

          (c) If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by facsimile, such notice shall be deemed given when sent with confirmation of receipt.

          (d) Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Section 3.6 QUORUM. A majority of the number of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

          Unless specifically prohibited by the Articles of Incorporation, members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of such Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance at the meeting of the person or persons so participating.

          Section 3.7 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is required by the Articles of Incorporation.

          Section 3.8 VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at any annual meeting or at a special meeting of the shareholders called for that purpose. In addition, any vacancy occurring in the Board of Directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by the affirmative vote of at least a majority of the remaining directors in office. If the number of directors changes, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified.

          Section 3.9 RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, its chairman, or to the president or secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

          Section 3.10 COMPENSATION. The Board of Directors, irrespective of any personal interest of any of the members, shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the

Board of Directors and may be paid a fixed sum for attendance at meetings or a stated salary as Directors. These payments shall not preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Member of special or standing committees may be allowed like compensation.

          Section 3.11 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.

          Section 3.12 COMMITTEES. The Board of Directors, by resolution, adopted by a majority of directors, may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the Board.

          Unless the appointment by the Board of Directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these By-laws or action by the Board of Directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

          To the extent specified by the Board of Directors or in the Articles of Incorporation or these By-laws, each committee may exercise the authority of the Board of Directors under the Act; provided, however, a committee may not:

          (a) authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof;

          (b) approve or recommend to shareholders any act which the Act requires to be approved by shareholders;

          (c)  fill vacancies on the Board or on any of its committees;

          (d) elect or remove officers or fix the compensation of any member of the committee;

          (e)  adopt, amend or repeal these By-laws;

          (f)  approve a plan of merger not requiring shareholder approval;

          (g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board;

          (h) authorize or approve the issuance or sale, or contract for sale, of shares, except that the Board may direct a committee (I) to fix the specific terms of the issuance or sale or contract for sale including without limitation the pricing terms or the designation and relative rights, preferences and limitations of a series of shares if the Board of Directors has approved the maximum number of shares to be issued pursuant to such delegated authority or (II) to fix the price and the number of shares to be allocated to particular employees under an employee benefit plan; or

          (i) amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

          Section 3.13 REMOVAL OF DIRECTORS. One or more directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote in the election of directors of the corporation, except as follows:

          (a) No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

          (b) If a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

          Section 3.14 INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof or by all the members of such committee, as the case may be.

          Section 3.15 RELIANCE ON BOOKS. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the corporation.

                                   ARTICLE 4


                                    OFFICERS

          Section 4.1 NUMBER. The Board of Directors shall have full discretion to appoint officers for the corporation. These officers may include a Chairman of the Board of

Directors, a President, a Chief Financial Officer, one or more Vice Presidents, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may appoint other officers if deemed necessary who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

          Section 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the Board of Directors. Vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          Section 4.3 REMOVAL. Any officer or agent of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors.

          Section 4.5 CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders.

          Section 4.6 THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the corporation. The Chief Executive Officer shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and, subject to the control vested in the Board of Directors by statute, by the Articles of Incorporation or by these By-Laws, shall administer and be responsible for the overall management of the business and affairs of the corporation. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 4.7. PRESIDENT. The President shall perform such duties as from time to time may be assigned to him by the Chief Executive Officer and the Board of Directors.

          Section 4.8 CHIEF FINANCIAL OFFICER. The Chief Financial Officer (if any) shall act in an executive financial capacity. He shall assist the Chief Executive Officer and the President in the general supervision of the corporation's financial policies and affairs.

          Section 4.9 VICE PRESIDENTS. Any one or more of the Vice Presidents may be designated by the Board of Directors as an Executive Vice President, Senior Vice President or such other designation as the Board of Directors may deem appropriate. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice President shall perform the duties and exercise the functions of the President. If there is no Executive Vice President, or if there is more than one, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; if such determination is not made by the Board of Directors, the Chief Executive Officer may make such determination. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform those other duties which from time to time may be assigned to him by the Board of Directors or by the Chief Executive Officer or the President.

          Section 4.10 TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-laws; and (b) in general, perform all duties incident to the office of Treasurer and all other duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in the sum and with a surety or sureties as the Board of Directors shall determine.

          Section 4.11 SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and, if the corporation has a corporate seal, of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these By-laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign, with the Chief Executive Officer, the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the share transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and all other duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

          Section 4.12 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the Chief Executive Officer, the President or a Vice President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Board of Directors or the President. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in sums and with sureties as the Board of Directors shall determine.

          Section 4.13 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

                                   ARTICLE 5


            SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

          Section 5.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

          Section 5.2 CERTIFICATES FOR SHARES. The shares of the corporation shall be represented by certificates which shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be numbered serially for each class of shares, or series thereof, as they are issued and may be sealed with the seal, or a facsimile of the seal, of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignatures on the certificate may be facsimiles. If the corporation shall be authorized to issue shares of more than one class, every certificate representing shares issued by the corporation shall set forth upon the face or back of the certificate a full or summary statement of all of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued and, if the corporation shall be authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. This statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the corporation to any shareholder upon request and without charge.

          Each certificate representing shares shall also state the name of the corporation, the date of issue, that the corporation is organized under the laws of the State of Illinois, the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, which the certificate represents. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any Stock Exchange on which the shares may be listed.

          Section 5.3 CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

          Section 5.4 LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and unless otherwise directed by the Board of Directors, upon the giving of a satisfactory bond of indemnity to the corporation, a new certificate may be issued representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

          Section 5.5 TRANSFER OF SHARES. The corporation may from time to time enter into an agreement or agreements with one or more of its shareholders restricting the transferability of its shares in accordance with the general corporate purpose to have its shares owned by persons actively engaged in the corporate business. Subject to the terms of any such agreement, shares of the corporation shall be transferable on the books of the corporation by the holder thereof, in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all required taxes, if any, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the statutes of the State of Illinois.

          Section 5.6 FACSIMILE SIGNATURE. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE 6

                                   CONTRACTS

          Except as otherwise required by law, the Articles of Incorporation or these By-laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the corporation by such officer or officers of the corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine.

                                   ARTICLE 7

                                  FISCAL YEAR

          The fiscal year of the corporation shall end on the 31st day of December in each calendar year.

                                   ARTICLE 8

                                   DIVIDENDS

          The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

                                   ARTICLE 9

                                      SEAL

          The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois."

                                   ARTICLE 10

                                INDEMNIFICATION

          Section 10.1 ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

          Section 10.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

          Section 10.3 AUTHORIZATION OF INDEMNIFICATION. Any indemnification under Sections 10.1 and 10.2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 10.1. and 10.2. of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by advice of independent legal counsel, or
(3) by the shareholders. In any determination denying indemnification, the burden of proof shall be on the corporation to prove by clear and convincing evidence that indemnification should not be allowed.

          Section 10.4 PAYMENT OF EXPENSES IN ADVANCE. Notwithstanding any other provisions of this Article 10, expenses incurred in defending a civil or criminal action, suit or proceeding shall, unless the Board of Directors determines otherwise, be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article 10.

          Section 10.5 SUCCESSFUL DEFENSES. Notwithstanding any other provisions of this Article 10, to the extent that a director or officer of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2 of this Article or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          Section 10.6 PROVISIONS NOT EXCLUSIVE. The indemnification and advancement of expenses provided by or granted under the other Sections of this
Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          Section 10.7 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this
Article 10.

          Section 10.8 NOTICE TO SHAREHOLDERS. If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

          Section 10.9 DEFINITIONS. For purposes of this Article 10, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 10 with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

          For purposes of this Article 10, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article 10.

          Section 10.11 CONTINUATION OF RIGHTS. The indemnification and advancement of expenses provided by or granted under this Article 10 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

          Section 10.12 PAYMENTS A BUSINESS EXPENSE. Any payments made to any indemnified party under these By-Laws or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.

                                  ARTICLE 11


                                  AMENDMENTS

          Unless the power to make, alter, amend or repeal these By-laws is reserved to the shareholders by the Articles of Incorporation, these By-laws may be made, altered, amended or repealed by the shareholders or the Board of Directors, but no by-laws adopted by the shareholders may be altered, amended or repealed by the Board of Directors.

                                  ARTICLE 12

               VOTING SHARES OF INTERESTS IN OTHER CORPORATIONS

     The Chairman of the Board, the Chief Executive Officer or the President and each of them, shall have, the authority to act for the corporation by voting any shares or exercising any other interest owned by the corporation in any other corporation or other business association, including wholly or partially owned subsidiaries of the corporation, such authority to include, but not be limited to, power to attend any meeting of any such corporation or other business association, to vote shares in the election of directors and upon any other matter coming before any such meeting, to waive notice of any such meeting and to consent to the holding thereof without notice, and to appoint a proxy or proxies to represent the corporation at any such meeting with all powers that said officer would have under this section if personally present.